Filename:                             fsb2a5ex23_wireless.txt
Type:                                 EX-23
Comment/Description:                  Accountant consent of Jewett
                                      Schwartz, & Assoc.
                (this header is not part of the document)

                          INDEPENDENT AUDITORS'CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 3, 2004, relating to the consolidated financial statements of Wireless Holdings, Inc. and Subsidiary.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Jewett Schwartz & Associates
--------------------------------
    JEWETT SCHWARTZ & ASSOCIATES

Boca Raton, Florida
June 29, 2004